UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iCAD, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

iCAD, Inc.

98 Spit Brook Road

Nashua, New Hampshire 03062

May 1, 2023

Dear Stockholders:

You are cordially invited to attend iCAD, Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) which will be held on Tuesday, June 13, 2023 at 10:00 A.M. (EDT), at our offices at 98 Spit Brook Road, Nashua, New Hampshire 03062.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we will appreciate a prompt submission of your vote.

Cordially,

/s/ Dana Brown

Dana Brown

Chief Executive Officer, President, and Chair of the Board

iCAD, Inc.

98 Spit Brook Road

Nashua, New Hampshire 03062

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

To the Stockholders of iCAD, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of iCAD, Inc. (the “Company,” “our” and “we”) will be held on Tuesday, June 13, 2023, at 10:00 A.M. (EDT), at our offices at 98 Spit Brook Road, Nashua, New Hampshire 03062, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (the “Say on Pay Proposal”);

3.	To ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on April 28, 2023 are entitled to receive the notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

If, at the close of business on the record date for the Annual Meeting, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online, by mail, or in person at the Annual Meeting.

If, at the close of business on the record date for the Annual Meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a valid proxy from your broker, bank or other nominee.

The Company’s Board of Directors (the “Board”) believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. The Board unanimously recommends that you vote “FOR” the Say on Pay Proposal, and that you vote “FOR” ratifying the appointment of BDO as the Company’s independent registered public accounting firm.

By Order of the Board of Directors,

/s/ Dana Brown
Dana Brown
Chief Executive Officer, President, and Chair of the Board

May 1, 2023

iCAD, Inc.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date:	June 13, 2023

Time:	10:00 A.M. (EDT)

Place:	98 Spit Brook Road, Nashua, New Hampshire 03062

Meeting Admission:	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 28, 2023. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the Annual Meeting. If you are a beneficial owner of shares of our common stock, you must provide proof of such ownership as of April 28, 2023 (e.g., your most recent account statement reflecting your stock ownership as of April 28, 2023) and you must present valid government-issued photo identification for admission to the Annual Meeting.

Record Date:	April 28, 2023

Voting:	Stockholders as of the record date are entitled to one vote per share on matters presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors	FOR each Director Nominee	14
Approval, on an advisory basis, of the Say on Pay Proposal	FOR	26
Ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	37

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Corporate Governance Highlights

Set forth below are highlights of our corporate governance practices that are further discussed in the “Corporate Governance” section of the proxy statement beginning on page 17:

•	Three of our five directors are independent under Nasdaq standards.

•	Leadership of our Board of Directors (our “Board”) consists of a Chair of the Board and independent Committee Chairs.

•	We value diversity, which is exhibited in our directors’ gender, ethnicity, experience and skills.

•	Our Board met six (6) times in 2022 with executive sessions of independent directors at each regularly scheduled Board meeting and as deemed necessary.

•	No classified board; directors are elected annually.

•	A “Say on Pay” advisory vote is conducted annually.

•	Stockholders are asked to ratify the appointment of our independent registered public accounting firm annually.

•	The Chair of our Audit Committee also serves on our Compensation Committee.

iCAD, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of iCAD, Inc. (the “Company”, “iCAD”, “we”, “us”, or “our”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 13, 2023 at 10:00 A.M. (EDT), at our offices at 98 Spit Brook Road, Nashua, New Hampshire 03062. Management intends to send or give to stockholders this proxy statement, the accompanying form of proxy card and the 2022 Annual Report to Stockholders on or about May 1, 2023.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

If your shares are held in street name through a broker, bank, or other nominee, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote.

The address and telephone number of the principal executive offices of the Company are:

98 Spit Brook Road

Nashua, NH 03062

Telephone No.: (603) 882-5200

At the Annual Meeting, the stockholders of the Company will vote on: (1) the election of five nominees to serve as directors, (2) approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”), (3) the ratification of the appointment of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and (4) any other matters properly brought before the Annual Meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 13, 2023. This Proxy Statement, the form of proxy and the Company’s 2022 Annual Report to Stockholders are available for review on the Internet at https://www.cstproxy.com/icad/2023.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the Annual Meeting.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	7
Outstanding stock and voting rights	13
proposal I. Election of Directors	14
Corporate Governance	17
Section 16(a) Beneficial ownership Reporting Compliance	20
Code of business conduct and ethics	20
communications with the board	20
consideration of director nominees	20
DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS	21
Compensation of directors	22
Director Compensation	23
Executive Officers	24
Executive Compensation	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
AUDIT COMMITTEE REPORT	35
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
Proposal II. TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	36
Proposal III. TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	37
STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING	38
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	39
OTHER INFORMATION	40

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2023 annual meeting of stockholders of iCAD, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held on June 13, 2023 at 10:00 a.m. (EDT), at our offices at 98 Spit Brook Road, Nashua, NH 03062.

Stockholders are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. The proxy statement is being mailed on or about May 1, 2023 to all stockholders entitled to vote at the Annual Meeting.

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 28, 2023, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 25,260,576 shares of our common stock issued and outstanding, held by 91 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the Annual Meeting, your shares were registered directly in your name with our transfer agent, Continental, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online, by email, or in person at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the Annual Meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.
•	You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•	You may vote via the Internet. To vote via the Internet, go to www.cstproxyvote.com to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern time, on June 12, 2023.

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.

How can I attend the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For admission to the Annual Meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.

Please allow ample time for check-in. Please note that cameras, recording equipment, large bags, briefcases and/or packages will not be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

What am I voting on?

You are being asked to vote on three proposals:

•	the election of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, and Dr. Susan Wood to the Board, to serve until our next annual meeting of stockholders;

•	the approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”);

•	the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

What if other matters are properly brought before the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason any of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, or Dr. Susan Wood is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, and Dr. Susan Wood to the Board;

•	“FOR” the Say on Pay Proposal;

•	“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

•	entering a new vote over the Internet (until the applicable deadline set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at iCAD, Inc., 98 Spit Brook Road, Nashua, NH 03062, Attn: Corporate Secretary; or

•	attending the Annual Meeting and voting in person.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by, and on behalf of, our Board. Dana Brown, our President and Chief Executive Officer, and Eric Lonnqvist, our Chief Financial Officer, have been designated as proxies for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. Holders of at least a majority of the voting power of our outstanding common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy for us to hold and transact business at the Annual Meeting. On the record date, there were 25,260,576 shares outstanding and entitled to vote. Thus, the holders of at least 12,630,289 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” (as explained below) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the meeting may be adjourned to another date by the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine,” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 3) is considered routine under the rules of the Nasdaq Stock Market LLC (“Nasdaq”). All other proposals are considered “non-routine” under applicable federal securities rules and the rules of The Nasdaq Stock Market LLC.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2 and 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of each of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, and Dr. Susan Wood to the Board requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of a director. This means that if each of the nominees receives one or more votes, he or she will be elected as a director. You may vote “FOR” or “WITHHOLD” for each of the nominees. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent each of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, and Dr. Susan Wood from being elected as a director. Shares voted “WITHHOLD” will count towards the quorum requirement for the Annual Meeting.

Proposal No. 2: Say on Pay. The approval, on an advisory basis, of the Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.

Proposal No. 3: Ratification of Appointment of BDO. The ratification of the appointment of BDO requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.

Who will count the votes?

A representative of Continental will tabulate the votes and may act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of Dana Brown, Michael Klein, Dr. Rakesh Patel, Andy Sassine, and Dr. Susan Wood to the Board;

•	“FOR” the Say on Pay Proposal; and

•	“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter - Proposal No. 3 relating to ratifying the appointment of BDO. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 or 2.

How can I contact iCAD’s transfer agent?

You may contact our transfer agent by writing Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10014. You may also contact our transfer agent via email at cstmail@continentalstock.com or by telephone at (212) 509-4000.

How are proxies solicited for the Annual Meeting, and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies, although we may engage a proxy solicitor in the future.

If you choose to access the proxy materials and/or vote over the Internet, or attend the Annual Meeting, you are responsible for any Internet access charges you may incur.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”), within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us at the address below, or call us at (603) 882-5200:

iCAD, Inc.
Attention: Corporate Secretary
98 Spit Brook Road

Nashua, NH 03062

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2024 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2024 annual meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s common stock at the close of business on April 28, 2023 are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, the Company had 25,260,576 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides for the annual election of all of its directors. Currently, at each annual meeting of stockholders, directors are elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal. Each director nominee named below, who is presently a member of the Board, has indicated to the Board that he or she will be available to serve on the Board if elected. All nominees have been recommended by the Company’s Nominating and Corporate Governance Committee. Each of Mr. Michael Klein, Dr. Rakesh Patel, Mr. Andy Sassine, Dr. Susan Wood and Ms. Dana Brown were elected as directors by our stockholders at our 2022 annual meeting of stockholders.

The following table sets forth the name, age and principal occupation of each nominee for election at this Annual Meeting, as well as respective nominee’s length of continuous service as a director of the Company. In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Each respective director nominee has demonstrated impressive business acumen, the ability to exercise sound judgment, belief in the Company’s business and its goals, and commitment of service to iCAD and our Board.

Name	Age	Principal Occupation or Employment	Director Since
Dana Brown	58	Chief Executive Officer, President, and Chair of the Board of iCAD, Inc.	2022
Michael Klein	68	Director of iCAD, Inc.; Former Chairman of the Board and Chief Executive Officer of iCAD, Inc.	2018
Dr. Rakesh Patel	49	Chief Executive Officer of Precision Cancer Specialists Medical Group	2018
Andy Sassine	58	Chief Financial Officer of Arcturus Therapeutics Holdings Inc.	2015
Dr. Susan Wood	59	Chief Executive Officer of VIDA Diagnostics, Inc.	2018

Ms. Dana Brown has served as Chief Executive Officer and President since March 2023, Chair of the Board from January 2023 through March 2023 and as a Director since January 2022. Previously, Ms. Brown served as a Strategic Advisor to Susan G. Komen® the world’s leading nonprofit breast cancer organization, and served as the organization’s Senior Vice President, Chief Strategy and Operations Officer from November 2018 to April 2022. Prior to joining Susan G. Komen®, Ms. Brown served as Senior Vice President and Chief Digital Officer at United Way Worldwide, a global network of over 1,800 nonprofit fundraising affiliates. Ms. Brown was a founding member of several successful ventures; she co-founded and served as Chief Marketing Officer for MetaSolv Software (acquired by Oracle), and served as Chief Executive Officer of Ipsum Networks. Ms. Brown spent the early years of her career with Texas Instruments Incorporated and global accounting firm Arthur Andersen. Ms. Brown received her BS in Computer Science and Accounting from Southwest Baptist University. We believe Ms. Brown’s qualifications to serve on our Board include her significant experience as an executive in the healthcare industry and her understanding of our products and markets.

Mr. Michael Klein has served as a Director since December 2018, and previously served as Chairman of the Board from December 2018 to April 2022 and as Chief Executive Officer from December 2018 to March 2022, respectively. Mr. Klein has served as Chief Executive Officer of Inflection Point Consulting, an executive coaching and consulting firm with a focus on medical technology, biopharma and healthcare services, since December 2014. Since 2019, Mr. Klein has served as a member of the board of directors of Avenda Health Care, a medical technology company focused on developing solutions to identify and treat prostate cancer, and since September 2016, he has been a professor of practice at Santa Clara University. Mr. Klein was the Chief Executive Officer at SonaCare Medical, LLC (f/k/a US HIFU, LLC), a global leader in minimally invasive high intensity focused ultrasound technologies, from December 2011 to November 2014. From April 2011 to December 2011, Mr. Klein was the President of the Civco Radiation Oncology Division within Roper Industries, a diversified industrial company that produces engineered products for global niche markets. He was President and Chief Executive Officer of Xoft, Inc., a medical device company, a position he held from December 2004 until the sale of Xoft to the Company in December 2010. Prior to joining Xoft, from 2000 to 2004, Mr. Klein served as Chairman, President and Chief Executive Officer of R2 Technology, Inc., a breast and lung cancer computer aided detection company. Previously, Mr. Klein served in VP, Sales and Marketing Roles at Varian Medical Systems (VAR) and Becton Dickinson (BDX). Mr. Klein received a Bachelor of Arts degree from the University at Albany, SUNY. Mr. Klein also received his M.B.A. from the New York Institute of Technology and completed his post-graduate Executive Education Studies at Harvard University and Babson College. We believe Mr. Klein’s qualifications to serve on our Board include his significant experience as an executive in the healthcare industry, his understanding of our products and markets and his previous tenure on our Board.

Dr. Rakesh Patel has served as a Director since October 2018. Dr. Patel has served as medical director of Radiation Oncology and Chair of the Multi-Disciplinary Breast Care Program at Good Samaritan Hospital since July 2013. In addition, he has served as co-founder of the TME Breast Care Network, a high-end physician peer-to-peer knowledge-sharing, research, education and consulting company, since January 2012. Dr. Patel has also served as Chief Executive Officer of Precision Cancer Specialists Medical Group, an organization whose core mission is to improve quality and access to advanced, targeted radiation therapy, since December 2016. He is the founder of Medneon, a genetics clinical decision support platform for cancer risk assessment and personalized management, the assets of which were acquired by Invitae Corporation in July 2021, where he currently serves as Head of Digital Health Product Strategy. He previously served on the board of directors of Radion, Inc., a company that improved quality of access for patients and doctors with an innovative e-collaboration platform, the assets of which were acquired by the Company in July 2014. Prior to that, Dr. Patel was the founder and served on the board of directors of BrachySolutions, Inc. (acquired by Radion Inc.), a telehealth company focused on improving quality and access to advanced brachytherapy globally via custom e-learning modules. He holds a Bachelor of Science degree from the University of Notre Dame and an M.D. from Indiana University School of Medicine. Dr. Patel completed his radiation oncology residency at the University of Wisconsin-Madison. We believe Dr. Patel’s qualifications to serve on our Board include his expertise in the medical field as well as his understanding of our products and markets.

Mr. Andy Sassine has served as a Director since 2015. Mr. Sassine has served Arcturus Therapeutics Holdings Inc. (NASDAQ: ARCT), a biotech company focusing on using mRNA to target rare diseases, as Chief Financial Officer since January 2019 and as a member of the board of directors since September 2019 and from May 2018 until June 2019. Mr. Sassine served in various positions at Fidelity Investments from 1999 to 2012, rising to the position of Portfolio Manager. Prior to joining Fidelity, he served as a vice president in the Acquisition Finance Group at Fleet National Bank. Mr. Sassine previously served on the boards of Exicure, Inc., MYnd Analytics, Inc., Acorn Energy, Freedom Meditech, Inc., Gemphire Therapeutics, Inc., and MD Revolution. Mr. Sassine was a member of the Henry B. Tippie College of Business, University of Iowa Board of Advisors from 2009 to 2018 and served on the Board of Trustees at the Clarke Schools for Hearing and Speech from 2009 to 2014. Mr. Sassine holds a Bachelor of Arts degree from the University of Iowa and an MBA from the Wharton School at the University of Pennsylvania. We believe Mr. Sassine’s extensive knowledge and experience as a fund manager and board member of other similarly sized companies qualifies him to serve as a member of our Board.

Dr. Susan Wood has served as a Director since October 2018. Dr. Wood has 25 years’ experience championing innovative clinical solutions into routine clinical use. Dr. Wood was recognized as one of the top 50 CEOs by Healthcare Technology Report; she also received the Joe Rosenfeld Award for outstanding leadership. VIDA, led by Dr. Wood, was named one of “15 Companies That Are Saving The World From Covid-19” by Forbes and “AI for Lung Care Company of the Year” by Frost and Sullivan. Since September 2009, Dr. Wood has served as the President and Chief Executive Officer of VIDA Diagnostics, Inc., a leader in precision imaging and AI for pulmonary medicine. Prior to VIDA, she held executive positions at Vital Images, Inc. (now Canon) and R2 Technology (now Hologic). Dr. Wood has been issued multiple patents in the field of artificial intelligence and quantitative imaging; authored numerous peer-reviewed papers and abstracts. In addition to serving as CEO of VIDA, Dr. Wood serves on the Board of Governors at the University of Maryland, and is past Chair of the Board of Visitors of the Graduate School at Duke University. Dr. Wood received her Ph.D. from the Johns Hopkins Medical Institutions, School of Hygiene and Public Health. Her Ph.D. work combined quantifying three-dimensional lung structure with changes in lung function using high-resolution CT imaging. She also holds a Master of Science degree in Biomedical Engineering from Duke University, and a Bachelor of Science in Engineering from the University of Maryland, College Park. We believe Dr. Wood’s qualifications to serve on our Board include her expertise in the medical field and her knowledge of our markets.

APPROVAL REQUIRED AND RECOMMENDATION

Each director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors and Director Independence

The Board currently consists of five members. The Board has determined that all directors other than Michael Klein and Dana Brown meet the director independence requirements under the applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).

Leadership Structure

The Board believes that it can best leverage Ms. Brown’s experience while she works on day-to-day matters at the Company and keeps the Board well informed, with the other directors well-positioned to advise on areas where they have specific expertise. The Board believes that the Company and its stockholders will benefit from the expertise of Ms. Brown serving as Chair.

Board Oversight of Risk

The Board’s Role

The Board’s role in the Company’s risk oversight process includes receipt and review of scheduled and ad hoc reports from members of the executive management team which relate to areas of actual or potential material risk to the Company, including but not limited to, operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable each member of the Board to understand our risk identification, risk management and risk mitigation strategies.

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee has concluded that the following current features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied to corporate performance goals, as well as individual performance goals;

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation;

•	our clawback policy provides our Board the ability to recoup any erroneously awarded performance-based compensation from executive officers on account of intentional misconduct; and

•	our robust stock ownership guidelines for executive officers provide alignment with stockholder interests.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Board Committees

The Board has three (3) standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating and Corporate Governance Committee. The committees are comprised solely of persons who meet the definition of an “independent director” under the Nasdaq listing rules. In addition, the Board has determined that each member of the Audit Committee meets Nasdaq independence requirements applicable to members of an audit committee. The Board has also determined that members of the Compensation Committee meet additional independence requirements under the Nasdaq listing rules applicable to members of a compensation committee.

The Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee operate under written charters adopted by the Board. Copies of our Nominating and Corporate Governance Committee Charter, Audit Committee Charter and Compensation Committee Charter are available on the Company’s website at https://www.icadmed.com/governance.html. Information on our website does not constitute a part of this proxy statement.

Audit Committee

The Audit Committee, among other things, selects the firm to be appointed as the independent registered public accounting firm to audit our financial statements, and reviews and discusses the scope and results of each audit with the independent registered public accounting firm and with management. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board, and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/audit-committee-charter2.pdf. The Audit Committee held six (6) meetings during 2022.

The Audit Committee is composed of Mr. Sassine, who serves as its chairman, Dr. Wood and Dr. Patel. Our Board has determined that each member of the Audit Committee meets the definition of an “independent director” under the applicable Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Sassine qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, developing and recommending to the Board corporate governance policies for iCAD, establishing procedures for the director nomination process and recommending nominees for election to the Board. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter, which was adopted by the Board, and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/nominating-and-corporate-governance-committee-charter2.pdf. The Nominating and Corporate Governance Committee held two (2) meetings during 2022. The Nominating and Corporate Governance Committee annually leads the performance review of the Board and its committees. The most recent Board self-evaluation involved a survey completed by each director about the Board and the committees on which the director served. The self-evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the committees and their leadership, Board and committee composition, and Board/management dynamics.

The Nominating and Corporate Governance Committee is composed of Dr. Patel, who serves as its chairman, and Dr. Wood.

Compensation Committee

The Compensation Committee is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and administering our various stock option and incentive plans. The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at https://www.icadmed.com/assets/compensation-committee-charter2.pdf. The Compensation Committee held two (2) meetings during 2022.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Dr. Wood, who serves as its chairwoman, Dr. Patel and Mr. Sassine. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2022 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2022; which generally means that none of the Company’s executive officers served as a director or member of a compensation committee of another entity which other entity has an executive officer who served as a director or member of our Compensation Committee.

Board and Committee Meetings and Attendance at Annual Meeting of Stockholders

During the fiscal year ended December 31, 2022, the Board held six (6) meetings. During 2022, each of the Company’s directors attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its directors attend all Board and committee meetings, as well as the Company’s Annual Meetings of Stockholders each year, absent extenuating circumstances that would prevent their attendance.

Board Diversity

Effective corporate governance is critical for both our long-term performance and maintaining stockholder trust. Our Board is responsible for overseeing the governance, strategy and operation of the Company. Our five directors come from diverse backgrounds, drawing on their substantial experience in finance, philanthropy, health care, health care technology, artificial intelligence, operations, compliance, and corporate governance.

Board Diversity Matrix

Board Diversity Matrix (As of May 28, 2023)
Total Number of Directors	Five (5)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
Part II: Demographic Background
Asian; American	—	1	—	—
White (non-Hispanic/Latinx); American	2	2	—	—

Human Capital Management

At iCAD, dedication to human capital management is a core component of our corporate governance and culture. Our comprehensive approach to human capital management is grounded in our core values of integrity, excellence, and respect for people, which reflect our commitment to creating a safe, supportive, ethical, and rewarding work environment.

As of December 31, 2022, we had 109 employees, 108 of whom are full time employees, with 40 involved in sales and marketing, 20 in research and development, 34 in service, manufacturing, quality assurance, technical support and operations functions, and 14 in administrative functions. None of our employees are represented by a labor organization. We consider relations with our employees to be good. On March 20, 2023, we committed to a restructuring plan intended to support our long term strategic goals and reduce operating expenses by further aligning our cost structure to focus on areas we believe are more likely to generate the best long-term results, in light of current industry and macroeconomic environments (the “RIF”). We plan to reduce our workforce by approximately 28%, decreasing headcount by approximately 23 employees, predominantly from our detection business unit. Xoft, Inc., our a wholly-owned subsidiary, will also furlough 12 of its employees, or approximately 50% of its workforce.

We do not currently have a formal Environmental, Social and Governance Policy (“ESG Policy”) in place, but plan to do so in the future. We anticipate that the ESG Policy, when adopted by the Board, will include “Human Capital Management” as a key component, and focus on various topics, which may or may not include (1) hiring, promotion and talent development; (2) health and safety; (3) compensation and benefits; and (4) diversity and inclusion. Although we have not adopted a formal ESG Policy, our management and leadership incorporates the foregoing and other environmental, social and governance considerations in all matters related to human capital and human capital management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires certain of our officers and our directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2022, all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with.

CODE OF BUSINESS CONDUCT AND ETHICS

We have developed and adopted a comprehensive Code of Business Conduct and Ethics to cover all of our employees. Copies of the Code of Business Conduct and Ethics can be obtained, on the Company’s website at https://www.icadmed.com/assets/code-of-business-conduct-and-ethics2.pdf and without charge, upon written request, addressed to:

iCAD, Inc.

98 Spit Brook Road

Nashua, NH 03062

Attention: Corporate Secretary

COMMUNICATIONS WITH THE BOARD

The Board, through its Nominating and Corporate Governance Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board individually or as a group by writing to: The Board of Directors of iCAD, Inc. c/o Corporate Secretary, 98 Spit Brook Road, Nashua, NH 03062. Stockholders should identify their communication as being from an iCAD stockholder. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by an iCAD stockholder before transmitting the communication to the Board.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating and Corporate Governance Committee must submit their recommendations in writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, iCAD, Inc., 98 Spit Brook Road, Nashua, NH 03062.

The Nominating and Corporate Governance Committee will consider nominees recommended by iCAD stockholders provided that the recommendation contains sufficient information for the Nominating and Corporate Governance Committee to assess the suitability of the candidate, including but not limited to the candidate’s qualifications, and complies with the procedures set forth below under “Deadline and Procedures for Submitting Board Nominations”. In addition, the recommendation must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered “independent” under applicable Nasdaq listing rules, or, alternatively, a statement that the recommended candidate would not be so barred. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive. A recommendation which does not comply with the above requirements will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Nominating and Corporate Governance Committee. When reviewing candidates to our Board, the Nominating and Corporate Governance Committee considers the current and evolving needs of the Board, and seeks candidates to fill any current or anticipated future needs. The Nominating and Corporate Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for iCAD. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Nominating and Corporate Governance Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to iCAD. Such persons should not have commitments that would conflict with the time commitments of a director of iCAD. Such persons shall have other characteristics considered appropriate for membership on the Board, as determined by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials in the context of the foregoing standards.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our amended and restated by-laws (the “By-Laws”) requires a stockholder wishing to nominate a candidate for election to our Board at a meeting of our stockholders to give written notice, containing the required information specified below, that must be delivered personally to or mailed to and received by our Corporate Secretary at our principal executive offices (located at 98 Spit Brook Road, Nashua, NH 03062), not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that we give less than 65 days’ notice or prior public disclosure of the date of the meeting to our stockholders, notice by the stockholder to be timely must be received by our Corporate Secretary not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. Any such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed by us pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by our Board; and (vi) the written consent of each nominee to serve as our director, if so elected.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal 2022

Compensation of directors is determined by the Board in conjunction with recommendations made by the Compensation Committee. The Board has approved a compensation structure for non-employee directors consisting of a cash retainer, an annual equity award and an additional cash retainer for Board members serving on a committee. Employee directors are not compensated for their services as directors.

Board and Committee Retainers

For the fiscal year ended December 31, 2022, annual cash compensation for each non-employee director was $35,000 and $65,000 for the chairman of the board. Additional retainers for each non-employee director who served on one or more board committees in 2022 were as follows:

	Member	Chair
Audit Committee	$9,500	$19,000
Compensation Committee	$7,000	$14,000
Nominating and Governance Committee	$4,500	$9,000
Strategy Committee	$5,000	$10,000
Lead Independent Director	$—	$20,000

Annual cash compensation for non-employee directors is currently the same for fiscal 2023.

Directors can elect to receive their quarterly board compensation in cash, or in the form of (i) restricted stock based on the cash equivalent of the closing price of the Company’s common stock on the last trading day of each quarter, or (ii) stock options, with an exercise price based on the closing price of the Company’s common stock on the last trading day of each quarter. The number of shares subject to such stock options is determined based on a Black-Scholes valuation.

Such restricted stock is fully vested and such stock options are fully exercisable at the time of grant. During 2022, all directors elected to receive their compensation in the form of cash.

Annual Equity Compensation

Newly appointed non-employee directors receive a one-time initial award of stock options to purchase 40,000 shares of our common stock, which vest in four equal quarterly installments through the first anniversary of the date of grant. Continuing directors receive an annual award of stock options to purchase 30,000 shares of our common stock, which also vest in four equal quarterly installments through the first anniversary of the date of grant.

Stock Ownership Guidelines for Non-Employee Directors

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has adopted stock ownership guidelines for non-employee directors, whereby each non-employee director is expected to own 30,000 shares within five years of initial election or five years from the adoption of the guideline, whichever is later. Only shares owned outright are credited toward the ownership goals.

Summary Compensation of Non-Executive Directors

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our non-employee directors for all services rendered in all capacities to us during the fiscal years noted below.

DIRECTOR COMPENSATION*

	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards (2)	Total
Name	$	$	$	$
Nathaniel Dalton(3)	$49,158	$102,512	–	$151,670
Dr. Rakesh Patel	$49,500	$102,512	–	$152,012
Andy Sassine	$61,000	$102,512	–	$163,512
Dr. Susan Wood	$58,500	$102,512	–	$161,012
Timothy Irish(4)	$72,000	$120,848	–	$192,848

(1)	The amounts included in the “Option Awards” column represents the grant date fair value of the stock option awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12 to our Consolidated financial statements on Form 10-K for the fiscal year ended December 31, 2022.
(2)	The amount included in the “Stock Awards” column represents the grant date fair value of restricted stock awards to directors, computed in accordance with FASB ASC Topic 718.
(3)	Mr. Dalton resigned as a director of the Company, effective December 17, 2022.
(4)	Mr. Irish resigned as a director of the Company, effective March 6, 2023.

*	Information with respect to the compensation of each of Dana Brown, an employee director, Stacey Stevens, an employee director until March 2023, and Michael Klein, an employee director until March 2022, as described in this proxy statement, is set forth below in the Summary Compensation Table..

EXECUTIVE OFFICERS

In addition to Ms. Brown, our Chief Executive Officer, President, and Chair, our other executive officers are Mr. Eric Lonnqvist, Chief Financial Officer, and Mr. Jonathan Go, Chief Technology Officer.

Mr. Jonathan Go is the Company’s Chief Technology Officer. Mr. Go brings more than twenty-five years of software development experience in the medical industry to iCAD. Prior to joining iCAD, Mr. Go served as Vice President of Engineering at Merge eMed, a provider of RIS/PACS solutions for imaging centers, specialty practices and hospitals. At Merge eMed, Mr. Go was responsible for software development, product management, testing, system integration and technical support for all of eMed’s products. Before joining Merge eMed, Mr. Go was Director of Engineering at Cedara Software in Toronto. Cedara Software is focused on the development of custom engineered software applications and development tools for medical imaging OEMs. At Cedara, Mr. Go built the workstation program, developing multiple specialty workstations that have been adopted by a large number of OEM partners. Mr. Go earned a Bachelor of Science in Electrical Engineering from the University of Michigan and a Master of Science in Electrical Engineering and Biomedical Engineering from the University of Michigan.

Mr. Eric Lonnqvist became the Company’s Chief Financial Officer effective April 17, 2023. Mr. Lonnqvist brings more than 15 years of finance and accounting experience in the medical device and technology industries. Prior to joining iCAD, he previously held financial roles at companies including NetBrain Technologies, TripAdvisor, Interactive Data Corporation, and Oracle. Mr. Lonnqvist holds a Bachelor’s degree from Fitchburg State University and a Master of Business Administration from Assumption University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to our named executive officers (“NEOs”) for all services rendered in all capacities to us during the fiscal years noted below.

		Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total
Name and Principal Position	Year	$	$	$	$	$
Dana Brown(3)	2022	—	$120,848	—	—	120,848
Chief Executive Officer, President, and Chair	2021	—	—	—	—	—
Jonathan Go	2022	317,900	53,242	—	33,991	405,133
Chief Technology Officer	2021	316,846	101,250	—	13,283	431,379
Stacey Stevens(3)	2022	382,939	418,028	—	14,977	815,944
Former Chief Executive Officer and President	2021	356,047	407,055	—	10,304	773,406
Charles Carter(4)	2022	144,462	226,589	—	6,646	377,697
Former Chief Financial Officer	2021	244,365	496,500	—	3,064	743,929
Michael Klein(3)	2022	126,462	31,279	—	5,689	163,430
Former Chief Executive Officer, Director	2021	472,385	1,383,110	—	9,353	1,864,848

(1)	The amounts included in the “Option Awards” column represent the grant date fair value of the stock option awards granted to the named executive officers, computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2)	In March 2023, the Compensation Committee reviewed the performance of the Company and its officers relative to predetermined goals established by the Compensation Committee under the 2022 Plan (described below) and determined that such goals had not been met and accordingly, the Board did not approve the payment of bonuses treated as compensation for named executive officers for the year ended December 31, 2022.
(3)	On December 6, 2021, Michael Klein resigned as Chief Executive Officer, effective March 1, 2022. Stacey Stevens was appointed Chief Executive Officer and President of the Company, effective March 1, 2022. On March 10, 2023, Stacey Stevens resigned as Chief Executive Officer and President of the Company. On March 10, 2023, Dana Brown was appointed Chief Executive Officer and President of the Company. Dana Brown was appointed Chair of the Board in January 2023.
(4)	Charles Carter was appointed Interim Chief Financial Officer and Secretary on April 28, 2021, effective May 4, 2021. On August 2, 2021, Mr. Carter was appointed Chief Financial Officer. Consulting compensation earned by Mr. Carter as Interim Chief Financial Officer during 2021 prior to his appointment as Chief Financial Officer, is included in Salary for 2021. On April 20, 2022, Mr. Carter resigned from his position with the Company, effective May 20, 2022. Stephen P. Sarno was appointed Interim Chief Financial Officer of the Company, effective May 24, 2022. On January 19, 2023, Mr. Sarno resigned from his position with the Company. In connection with Mr. Sarno's resignation, Daniel J. Shea was appointed Interim Chief Financial Officer of the Company. On April 17, 2023, Eric Lonnqvist was appointed Chief Financial Officer of the Company, effective April 17, 2023.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Philosophy and Objectives

The Compensation Committee’s executive compensation objectives are to attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the named executive officers with the interests of the stockholders. In order to accomplish this objective, we offer a competitive total compensation package that consists of base salary; annual non-equity incentive compensation opportunities; long-term incentives in the form of equity awards; and employee benefits. The Compensation Committee believes that compensation for the named executive officers should be based on our performance. Therefore, for current officers the Compensation Committee has developed variable compensation packages based largely on Company financial performance. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our named executive officers.

Elements of Executive Compensation

The Compensation Committee establishes a total targeted cash compensation amount for each named executive officer, which includes base salary and non-equity incentive compensation. This is intended to incentivize named executive officers to achieve the targeted financial results for our business and to compensate them appropriately if they successfully achieved such performance. The elements of our executive compensation program are designed to deliver both year-to-year and long-term stockholder value increases. A portion of the executives’ compensation is at-risk, and equity-based compensation includes a mix of incentives that vest subject to time or a combination of Company performance and time, tying the executive to both our short-term and long-term success.

The Compensation Committee also considers each named executive officer’s current salary and prior-year incentive compensation along with the appropriate balance between long-term and short-term incentives.

Our executive compensation program consists of the following annual elements:

Element	Description
Base Salary	Fixed annual cash amount to attract and retain top talent

Annual Cash Bonus	At-risk variable incentive compensation to reward for achievement of goals set by the Board

Long-Term Incentive Awards	Equity-based compensation that supports retention, incentivizes performance and promotes stockholder alignment

Select Benefits and Perquisites	Benefits such as health insurance and a 401(k) program to remain competitive in our industry

Key Compensation Governance Attributes

The following are best practices of our executive compensation program:

What We Do	What We Don’t Do

✓ Consult an independent compensation consultant	× No tax gross-up provisions

✓ Conduct an annual risk assessment of our pay practices	× No guaranteed salary increases or bonuses

✓ Solicit stockholder input and incorporate feedback into decision-making process	× No excessive perquisites to NEOs

✓ Use a “double-trigger” for accelerated equity vesting upon a change in control for current named executive officers	× No pension plans or other post-employment benefit plans

✓ Clawback policy for executive officers	× No severance multipliers in excess of 2x pay

✓ Stock ownership guidelines for executive officers and non-employee directors	× No hedging or pledging of Company stock

✓ Insider trading policy prohibits directors, senior executives and other employees from trading in Company stock during blackout periods and while in possession of material non-public information.	× No option repricing without stockholder approval, or option backdating

How We Determine NEO Compensation

Role of the Compensation Committee. All compensation for our named executive officers is reviewed and recommended to the Board by the Compensation Committee, which is composed only of independent directors. The Compensation Committee is responsible for reviewing the performance and establishing the total compensation of our named executive officers on an annual basis. The Compensation Committee discusses compensation matters as part of regularly scheduled meetings.

Role of our Chief Executive Officer. Our Chief Executive Officer annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive plan compensation and equity awards for herself or himself and the other named executive officers. Such recommendations are considered by the Compensation Committee; however, the Compensation Committee retains full discretion and authority over the final compensation decisions for the named executive officers, subject to approval by the Board.

Role of our Independent Compensation Consultant. The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee has in the past, and may in the future, directly commission compensation studies from such consultants to provide benchmark and other data to be used by the Compensation Committee in determining the compensation and benefits for the named executive officers.

During 2022 and 2023, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, for general executive compensation support. Pearl Meyer also assisted with benchmarking non-employee director compensation.

Annual Bonus (Non-Equity Incentive Compensation)

Annually, the Compensation Committee establishes a non-equity incentive compensation plan as a tool to incentivize the named executive officers to achieve certain Company goals for the forthcoming fiscal year. In 2022 and 2023, the Compensation Committee established a non-equity incentive compensation plan for 2022, or the 2022 Plan, intended to incentivize the named executive officers to achieve corporate goals and targets. Under the 2022 Plan, upon the Company achieving pre-determined revenue, operating expense, share price performance, and a strategic goal, or the Targets, each named executive officer is entitled to receive a percentage of their target bonus amount, of which 75% related to achieving corporate goals and 25% related to achieving personal or functional goals. The 2022 Plan allows bonus payments that can exceed 100% of each named executive officer’s target bonus amount if performance targets are exceeded by pre-determined amounts and in the discretion of the Compensation Committee and the Board.

Subject to certain conditions, including the Company maintaining a cash balance above an agreed-upon level, the bonus pool for executive and non-executive employees may be increased in the discretion of the Compensation Committee and the Board. In addition, the Board may exercise its discretion to reduce any amounts that might be payable to one or all officers. The Compensation Committee did not allocate any amounts for payment of bonuses in cash to the named executive officers during 2022 given the Company’s financial results.

In March 2023, the Compensation Committee reviewed the Company’s actual performance relative to the targets, determined that the Targets had not been met, recommended to the Board to not pay named executive officers bonuses in 2023 under the 2022 Plan.

Employment Agreements and Severance and Change in Control Agreements

A summary of the current employment agreements for the named executive officers appears below. The employment agreements provide for minimum annual salaries and performance-based annual bonus compensation as defined in their respective agreements.

Ms. Dana Brown, our Chief Executive Officer, President, and Chair of the Board

On March 13, 2023, the Company entered into an employment agreement with Ms. Brown (the “Brown Agreement”). The Brown Agreement provides Ms. Brown (i) an annual base salary of $400,000; (ii) eligibility to participate in the Company’s annual discretionary bonus plan for executives, with the potential to earn a cash and/or equity-based bonus equal to up to thirty (30%) percent of Ms. Brown’s annual base salary; (iii) eligibility to participate in the Company’s benefit plans; (iv) reimbursement for reasonable out-of-pocket expenses; and (v) options to acquire 250,000 shares of common stock, subject to a 3-year vesting schedule and a 10-year expiration period. The Brown Agreement subjects Ms. Brown to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

The Brown Agreement provides that if Ms. Brown’s employment is terminated without “cause” or if she terminates her employment for “good reason” (as such terms are defined in the Brown Agreement), in each case while she serves as Chief Executive Officer, then: (i) she will receive payment of any accrued but unpaid base salary through the termination date, reimbursement for any unpaid and approved expenses incurred pursuant through the termination date, and any accrued but unpaid vacation; (ii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) she will receive continued health benefits for 12 months, all subject to the terms of the Brown Agreement.

In the event that within 9 months of a “change in control” Ms. Brown’s employment is terminated by the Company without “cause” or by Ms. Brown for “good reason” while she serves as Chief Executive Officer, then (i) she will receive payment of any accrued but unpaid base salary through the termination date, reimbursement for any unpaid and approved expenses incurred through the termination date, and any accrued but unpaid vacation; (ii) she will continue to receive an amount equal to his base salary for the period of six (6) months from the date of her termination; (iii) she will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; (iv) she will receive continued health benefits for 18 months, and (v) all unvested stock options and other equity awards granted by the Company to the Executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than one year thereafter, all subject to the terms of the Brown Agreement.

Mr. Jonathan Go, our Chief Technology Officer

On May 26, 2020, the Company entered into an employment agreement with Mr. Go. Pursuant to the agreement, Mr. Go serves as Chief Technology Officer and his compensation consists of an annual base salary of $300,000, a non-bonus eligible salary of $10,200, and a target annual incentive bonus of 40% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee. In February 2021, the Compensation Committee recommended, and the Board approved, an increase of Mr. Go’s annual base salary to $318,000 and a target annual incentive bonus of 45% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee.

Mr. Go is also entitled to customary benefits, including participation in employee benefit plans. Mr. Go’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Go’s employment agreement), in each case while he serves as Chief Technology Officer, then: (i) he will continue to receive an amount equal to his base salary for the 12 month period from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 12 months.

In the event that within 6 months of a “change in control” Mr. Go’s employment is terminated by the Company without “cause” while he serves as Chief Technology Officer, then (i) he will continue to receive an amount equal to his base salary for the period of 18 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our officers, directors and employees from trading the Company’s equity securities during quarterly and special blackout periods. The policy also prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding unexercised options and unvested stock awards outstanding at December 31, 2022 for each of our named and former executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Dana Brown	30,000	10,000	$6.24	1/10/2032
Stacey Stevens	0	200,000	$4.15	3/18/2032
	22,815	36,666	$18.00	2/15/2031
	23,176	0	$12.84	5/7/2030
	16,667	0	$4.38	3/25/2029
	25,000	0	$9.00	2/5/2025
Charles Carter	—	—	—	—
Jonathan Go	0	25,000	$4.25	3/10/2032
	10,000	—	$6.68	6/19/2024
	12,500	—	$9.00	2/25/2025
	25,000	—	$4.37	1/15/2029
	19,134	—	$12.84	5/7/2030
	16,620	26,666	$18.00	2/15/2031
Michael Klein(1)	22,500	7,500	$7.20	1/1/2027
	559,809	—	$2.89	11/16/2023(2)
	73,333	—	$8.77	1/13/2030
	20,125	—	$8.96	4/17/2030
	31,890	—	$12.84	5/7/2030
	13,982	—	$18.00	2/15/2031
	—	53,316	$18.00	2/15/2031

(1)	Options to purchase up to an aggregate of 195,332 shares of common stock were cancelled upon Mr. Klein’s resignation from his position of Chief Executive Officer, at which time he ceased to be an employee of the Company.

(2)	On March 7, 2023, the Board extended the expiration date on options to purchase up to an aggregate of 90,000 shares of common stock scheduled to expire on November 16, 2023, such that the expiration date is November 16, 2028 with respect to such options.

Pay Versus Performance

In accordance with SEC rules, set forth below is our analysis of the relationship between the compensation actually paid to our Chief Executive Officer and other named executive officers (NEOs), and certain financial performance measures over the last two fiscal years.

Pay versus Performance Disclosure Table

Year	Summary Compensation Table Total for Dana Brown as CEO ($)[1]	Summary Compensation Table Total for Stacey Stevens as CEO ($)[1]	Summary Compensation Table Total for Mike Klein as CEO ($)[1]	Compensation Actually Paid to Dana Brown as CEO ($)[2]	Compensation Actually Paid to Stacey Stevens as CEO ($)[2]	Compensation Actually Paid to Mike Klein as CEO ($)[2]	Average Summary Compensation Table Total for Non-CEO NEOs ($)[3]	Average Compensation Actually Paid to Non-CEO NEOs ($)[4]	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return ($)	Net (Loss) (millions) ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
2022	$120,848	$815,944	163,430	$62,100	$497,834	$141,433	$391,415	$226,517	$13.86	$(13.7)
2021	—	—	$1,864,848	—	—	$1,058,093	431,379	467,416	$54.55	$(11.2)

(1)	Dana Brown became our CEO effective March 13, 2023. Stacey Stevens served as our CEO effective March 1, 2022 through March 13, 2023 when Ms. Brown’s appointment took effect. Mike Klein served as our CEO for all of 2021 through February 28, 2022 when Ms. Stevens’ appointment took effect. The dollar amounts reported in this column are the amounts of total compensation reported for Ms. Brown, Ms. Stevens and Mr. Klein, our Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Ms. Brown, Ms. Stevens, and Mr. Klein as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Brown, Ms. Stevens, or Mr. Klein during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation, as reported on the Summary Compensation Table, for Ms. Brown, Ms. Stevens, and Mr. Klein for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO	2022 Brown	2022 Stevens	2022 Klein	2021 Klein
Total Compensation (from Summary Compensation Table)	$120,848	$815,944	$163,430	$1,864,848
Minus amounts reported under the “Stock Awards” column in the Summary Compensation Table	—	—	—	—
Minus amounts reported under the “Option Awards” column in the Summary Compensation Table	(120,848)	(418,028)	(31,279)	(1,383,110)
Plus fair value as of the end of the reported year of awards granted during the reported year that remain unvested as of year end	9,900	198,000	7,425	675,180
Plus increase (or minus decrease) in fair value from the end of the prior year to the end of the reported year of awards granted prior to the reported year that were outstanding and unvested as of the end of the reported year	—	(88,732)	—	(199,466)
Plus increase (or minus decrease) in fair value from the end of the prior year to vesting date of awards granted prior to the reported year that vested during the reported year	—	(9,350)	(37,293)	12833
Plus fair value as of the vesting date of any awards granted and vesting during the reported year	52,200	—	—	87,807
Minus fair value as of the last day of the prior year of any awards for which the vesting conditions failed during the reported year	—	—	—
Compensation Actually Paid to CEO	$62,100	$497,834	$141,433	$1,058,093

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus our Company’s 2-year cumulative Total Shareholder Return.

The following graph presents the Compensation Actually Paid to our CEO and other Named Executive Officers versus the Company's Net Income.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the April 28, 2023, by (i) each person who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all current executive officers and directors as a group. Unless otherwise indicated below, the address of each beneficial owner is c/o iCAD, Inc. 98 Spit Brook Road, Nashua, New Hampshire 03062.

Name of Beneficial Owner	Beneficially Owned (1)(2)(3)	Percentage of Class
Dana Brown	98,750	0.39%
Michael Klein	815,781	3.21%
Dr. Rakesh Patel	266,239	1.05%
Andy Sassine	1,376,734	5.41%
Susan Wood	189,038	0.74%
Jonathan Go	293,646	1.15%
All current executive officers and directors as a group (6 persons)	3,040,188	11.95%

5% or Greater Stockholders
Granahan Investment Management, LLC (4)	2,849,124	11.20%
Pura Vida Investments, LLC (5)	1,277,214	5.02%

* Less than 1% ownership

(1)	Based on 25,446,407 shares of common stock issued and outstanding as of April 28, 2023. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 28, 2023, upon (i) the exercise of options; (ii) vesting of restricted stock; (iii) warrants or rights; (iv) through the conversion of a security; (v) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (vi) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner’s percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 28, 2023, have been exercised.
(2)	Unless otherwise noted, we believe that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.
(3)	Includes exercisable and vested options to purchase shares of common stock (within 60 days of April 28, 2023) as follows:

Name of Beneficial Owner	Exercisable Options
Dana Brown	47,500
Michael Klein	775,974
Dr. Rakesh Patel	204,022
Andy Sassine	178,352
Susan Wood	184,904
Jonathan Go	104,921

(4) Solely based on the Company’s review of filings made on Schedule 13G with the SEC, as of February 14, 2023, 2,849,124 shares of common stock are beneficially owned by Granahan Investment Management LLC (“Granahan”), in its capacity as an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E). Granahan has sole voting power with respect to 2,637,653 shares and sole dispositive power with respect to 2,849,124 shares. The address of Granahan is Wyman Street, Suite 460, Waltham, MA 02451.

(5) Solely based on the Company’s review of filings made on Schedule 13G with the SEC, as of March 15, 2023, 1,277,214 shares of common stock are beneficially owned by Pura Vida Investments, LLC (“Pura Vida”), in its capacity as an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E). The shares of common stock beneficially owned by Pura Vida are owned by Pura Vida Master Fund, Ltd. (the "Pura Vida Master Fund") and certain separately managed accounts (the "Managed Accounts," collectively the "Client Accounts"). Pura Vida serves as the investment manager or sub-adviser to the Client Accounts. Efrem Kamen serves as the Managing Member of Pura Vida. By virtue of these relationships, Pura Vida and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the 1,277,214 shares of common stock owned directly by the Pura Vida Master Fund and the Managed Accounts. The address of Pura Vida is 512 West 22nd Street, 7th Floor New York, NY 10011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404 of Regulation S-K. Our Audit Committee is responsible for reviewing and approving all related-persons transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. A related person is any executive officer, director, nominee for director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404 of Regulation S-K. The Chairperson of the Audit Committee can be reached by sending a letter to Chairperson of the Audit Committee, Confidential – Conduct of Business Affairs at: iCAD, Inc., 98 Spit Brook Road, Nashua, NH 03062.

During the year ended December 31, 2022 there were no transactions with related parties requiring approval of the Audit Committee as described above.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, BDO, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s evaluations of the Company’s system of internal control over financial reporting, contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with BDO (i) the matters specified in Auditing Standard No. 1301, “Communications with Audit Committees,” and (ii) the independence of BDO from the Company and management. BDO has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023.

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933, as amended, except to the extent that we may specifically incorporate it by reference into a future filing.

Audit Committee: Mr. Sassine (Chairman), Dr. Wood and Dr. Patel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for the Company by BDO, the Company’s independent registered public accounting firm, as of or for the fiscal years ended December 31, 2022 and 2021 were:

	Fiscal Year Ended
Services Rendered (1)	December 31, 2022	December 31, 2021
Audit Fees	$464,375	$412,800
Audit Related Fees		—
Tax Fees		—
All Other Fees		—
Total	$464,375	$412,800

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years.

Audit fees for the fiscal years ended December 31, 2022 and 2021 relate to professional services rendered for the audits of our financial statements, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by our independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approves proposed services and fee estimates for these services. The Audit Committee chairperson or his or her designee has been designated by the Audit Committee to pre-approve any services arising during the year that were not pre-approved by the Audit Committee. Services pre-approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee pre-approved all of the audit services provided by BDO to us during the fiscal years ended December 31, 2022 and 2021.

PROPOSAL II

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In keeping with the preference expressed by our stockholders at our 2018 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is asking its stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of iCAD, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables. Although the “say-on-pay” vote is non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL III

TO RATIFY THE

APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

BDO has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee of the Board has re-appointed BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by stockholders as a matter of good corporate practice.

The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO as its independent registered public accounting firm, at any time during the 2023 fiscal year, if it deems such change to be in the best interests of the Company and our stockholders. If the stockholders do not ratify the selection of BDO, the Audit Committee will review the Company’s relationship with BDO and take such action as it deems appropriate, which may include continuing to retain BDO as the Company’s independent registered public accounting firm.

APPROVAL REQUIRED AND RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF

THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

We did not receive notice of any nominations or proposed matters to be submitted by stockholders for a vote at this Annual Meeting within the time periods required by our By-Laws, and our Board does not know of any other matter that may be presented properly at this Annual Meeting other than the proposals described in this proxy statement and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2024 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Corporate Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, received by us no later than January 1, 2024 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. If a stockholder submits a proposal after the deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) to be held in 2024, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Corporate Secretary in proper form at the address set forth above so that it is received by our Corporate Secretary not less than 50 nor more than 75 days prior to the meeting unless less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case, no less than the close of business on the tenth day following the earlier of the date on which the notice of the date of the meeting was mailed or other public disclosure of the date of the meeting was made. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of our stock which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the SEC if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Exchange Act. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by our Corporate Secretary at the address set forth above, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. To be in proper form, each such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of our stock which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had each nominee been nominated, or intended to be nominated by the Board; and (vi) the written consent of each nominee to serve as a director if so elected.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 28, 2022. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10-K SHOULD BE MADE TO:

ICAD, INC.

98 SPIT BROOK ROAD

NASHUA, NEW HAMPSHIRE 03062

ATTENTION: COMPANY SECRETARY

By order of the Board of Directors,

/s/ Dana Brown
Dana Brown
Chief Executive Officer, President and Chair of the Board

May 1, 2023

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK   EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

iCAD, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 12, 2023.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY	Please mark your votes like this	☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE AND “FOR” PROPOSALS 2 AND 3.

1. Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY	2.	To approve, by non-binding advisory	FOR	AGAINST	ABTAIN
(1) Mr. Michael Klein	listed to the left	to vote (except as marked		vote, the resolution approving named
(2) Dr. Rakesh Patel	(except as indicated to	to the contrary for all		executive officer compensation (the	☐	☐	☐
(3) Mr. Andy Sassine	the contrary below)	nominees listed to the left)		“Say on Pay Proposal”).
(4) Dr. Susan Wood
(5) Ms. Dana Brown	☐	☐
			3.	To ratify the appointment of BDO	FOR	AGAINST	ABTAIN
USA, LLP as the independent
				registered public accounting firm	☐	☐	☐
for the company for the fiscal year
(INSTRUCTION: To withhold authority to vote for any				ending December 31, 2023.
individual nominee, write that nominee’s name in the
space below)

CONTROL NUMBER

Signature__________________________Signature if held jointly______________________ Date____________, 2023.

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to

be held Tuesday, June 13, 2023

The Proxy Statement to Stockholders and

2022 Annual Report

are available at:

https://www.cstproxy.com/icad/2023

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

iCAD, INC.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints DANA BROWN and ERIC LONNQVIST, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of iCAD, Inc. (the “Company”) on Tuesday, June 13, 2023, at 10:00 AM (EDT), at our offices at 98 Spit Brook Road, Nashua, New Hampshire 03062, or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)